Exhibit 23.1

                     CONSENT OF INDEPENDENT ACCOUNTANTS

      We consent to the incorporation by reference in the registration
statement of Datamarine International, Inc. on Form S-3 (File No. 33-    )
of our report dated December 20, 1995, on our audits of the consolidated financial statements and financial statement schedules of Datamarine International, Inc. as of September 30, 1995 and October 1, 1994, and for the years ended September 30, 1995, October 1, 1994 and October 2, 1993, which report is included in the Annual Report on Form 10-K.
We also consent to the reference to our Firm under the caption "Experts."



/s/ Coopers & Lybrand L.L.P.

Coopers & Lybrand L.L.P.

Seattle, WA
February 29, 1996